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                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S) 240.14a-11 (c) or (S) 240.14a-12

                           Trikon Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[X]No fee required
[_]$125 per Exchange Act Rules 0-11 (c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22 (a)(2) of Schedule 14A.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
   --------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:
   --------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   --------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:
   --------------------------------------------------------------------------

  5) Total fee paid:
   --------------------------------------------------------------------------

[_]Fee paid previously by written preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: _________________________________________________
  2) Form Schedule or Registration Statement No: _____________________________
  3) Filing Party: ___________________________________________________________
  4) Date Filed: _____________________________________________________________

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

                           TRIKON TECHNOLOGIES, INC.
                                  RINGLAND WAY
                          NEWPORT, SOUTH WALES NP6 2TA
                                 UNITED KINGDOM

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                            TO BE HELD MAY 31, 2000

   The annual meeting of stockholders of Trikon Technologies, Inc. ("Trikon" or the "Company") will be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on Wednesday, May 31, 2000, at 9:00 a.m., for the following purposes:

     1. For the holders of Common Stock to elect four directors of the board of directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The nominees for election by holders of Common Stock are Christopher D. Dobson, Nigel Wheeler, Richard M. Conn and Robert R. Anderson.

     2. For the holders of Series H Preferred Stock to elect one director of the board of directors to serve until the next annual meeting of stockholders and until his successor has been elected and qualified. The nominee for election by the holders of Series H Preferred Stock is Stephen
  N. Wertheimer.

     3. To approve an amendment to Trikon's Seventh Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 11,000,000 to 15,000,000.

     4. To approve an amendment to Trikon's 1991 Stock Option Plan, amended and restated as of April 26, 1999, to increase the number of shares of Common Stock that may be issued under such plan from 1,050,000 to 1,500,000.

     5. To ratify the selection of Ernst & Young LLP as Trikon's independent public accountants for the fiscal year ending December 31, 2000.

     6. To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Except with respect to proposal 2, each share of Trikon's Common Stock is entitled to one vote on all matters presented at the annual meeting. With respect to proposal 2, each share of Trikon's Series H Preferred Stock is entitled to one vote. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof is April 28, 2000. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of Trikon.

   Whether or not you plan to attend the annual meeting in person, please complete, date, sign, and return the enclosed proxy promptly in the accompanying reply envelope. Your proxy may be revoked at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

                                    By Order of the Board of Directors

                                    Jeremy Linnert
                                    Secretary

Newport, South Wales, United
 Kingdom
  May 1, 2000

                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                           TRIKON TECHNOLOGIES, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

                                  INTRODUCTION

   These proxy materials are furnished in connection with the solicitation of proxies by the board of directors of Trikon Technologies, Inc., a California corporation, for use at its annual meeting of stockholders to be held on Wednesday, May 31, 2000, at 9:00 a.m., at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, and at any adjournment or postponement of the annual meeting. These proxy materials were first mailed on or about May 1, 2000, to all stockholders entitled to vote at the annual meeting.

                               PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of annual meeting of stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

Voting

   Trikon's common stock, no par value (the "Common Stock") and Series H Preferred Stock, no par value (the "Series H Preferred Stock") are the only classes of securities entitled to vote at the annual meeting. Holders of Trikon's Series H Preferred Stock are only entitled to vote on proposal 2. Holders of Trikon's Common Stock are not entitled to vote on proposal 2. On April 28, 2000, the record date for determination of stockholders entitled to vote at the annual meeting, there were 10,634,004 shares of Common Stock and 1,601,559 shares of Series H Preferred Stock outstanding. Each stockholder of record on April 28, 2000 is entitled to one vote for each share of Common Stock and one vote for each share of Series H Preferred Stock held on such date.

   A majority of the shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business other than for proposal 2. A majority of the shares of Series H Preferred Stock, represented in person or by proxy, shall constitute a quorum for the election of the director to be elected by the holders of Series H Preferred Stock as set forth in proposal 2. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. With respect to the election of directors by holders of Common Stock, the four nominees receiving the greatest number of affirmative votes will be elected. With respect to the election of a director by holders of Series H Preferred stock, the nominee receiving the greatest number of affirmative votes will be elected.

   With respect to the approval of the amendment of Trikon's Seventh Restated Articles of Incorporation (the "Restated Articles") to effectuate the increase in number of authorized shares of Trikon's Common Stock from 11,000,000 to 15,000,000, the affirmative vote of a majority of Trikon's outstanding shares of Common Stock will constitute approval of such proposal.

   With respect to the ratification of the selection of Ernst & Young LLP as Trikon's independent public accountants for the fiscal year ended December 31, 2000 and the amendment to Trikon's 1991 Stock Option Plan, amended and restated as of April 26, 1999 (the "Stock Option Plan"), the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the annual meeting will constitute ratification of such proposals, provided that the shares voting affirmatively also constitute at least a majority of the required quorum. Accordingly, abstentions and broker non-votes can have the effect of preventing approval of the ratification of the selection of Ernst & Young LLP as Trikon's independent public accountants and the amendment to the Stock Option Plan, if the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

   In the election of directors by holders of Common Stock, a stockholder may cumulate his votes for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and such stockholder has given notice at the meeting prior to the voting of his intention to so cumulate his votes. If any one stockholder has given such notice, all stockholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the stockholder or proxy deems fit.

Proxies

   Whether or not you are able to attend the annual meeting, you are urged to complete and return the appropriate enclosed proxy card, which is solicited by the board of directors and which will be voted as you direct on your proxy card when properly completed. In the event no directions are specified, such proxies will be voted FOR the approval of proposals 1, 2, 3, 4 and 5 described in the accompanying Notice and Proxy Statement and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may revoke or change your proxy at any time before the annual meeting. To do this, send a written notice of revocation or another signed proxy card with a later date to the Secretary of Trikon at Trikon's principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person.

   The Common Stock proxy is only to be used to vote shares of Common Stock. The Series H Preferred Stock proxy is only to be used to vote shares of Series H Preferred Stock. Holders of both Common Stock and Series H Preferred Stock should complete both the Common Stock proxy, to vote their shares of Common Stock, and the Series H Preferred Stock proxy, to vote their shares of Series H Preferred Stock.

Solicitation of Proxies

   Trikon will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxies, and any additional solicitation material furnished to stockholders.

   Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Trikon may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of Trikon. No additional compensation will be paid to these individuals for any such services. Except as described above, Trikon does not intend to solicit proxies other than by mail.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                PROPOSAL NO. 1:

                ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK

General

   The Certificate of Determination that establishes the rights, preferences and privileges of the Series H Preferred Stock provides that the holders of Series H Preferred Stock are entitled to elect one director if the board of directors of Trikon is constituted of five or fewer members and two directors if the board of directors is constituted of more than five members. Under the By- laws of Trikon, the number of directors constituting the entire board of directors may be increased or decreased within the range of not less than five and not more than nine directors by majority action of the board of directors. The currently authorized number of directors is five. As a result, four directors will be elected at this meeting by holders of Common Stock and one director will be elected by the holders of Series H Preferred Stock.

   At the annual meeting, Trikon is nominating four candidates for election to the board of directors by holders of Common Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Common Stock by them for the four nominees listed herein. In the event that any nominee of Trikon is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present board of directors. Management has no knowledge that any of the persons named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next annual meeting of stockholders and until such director's successor has been elected and qualified.

   The four nominees who receive the greatest number of affirmative votes of shares of Common Stock shall become directors. Upon the request of any person entitled to vote for directors to be elected by the holders of Common Stock prior to the voting, each holder of Common Stock voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such holder, or distribute his votes on the same principle among as many candidates as he may select. However, no stockholder shall be entitled to cumulate votes for any candidate unless, pursuant to the Bylaws of Trikon, the candidate's name has been placed in nomination prior to the voting.

   To the knowledge of Trikon, no arrangement or understanding exists between any of such four nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Trikon.

Recommendation of The Board of Directors

   The board of directors recommends a vote FOR the nominees listed below for election by the holders of Common Stock.

   Christopher D. Dobson. Mr. Dobson joined Trikon's board of directors as Chairman in November 1996 upon the acquisition of Trikon Limited. From December of 1997 to June 1998, Mr. Dobson was Chief Executive Officer of the Company. Mr. Dobson was appointed Chief Scientific Officer in May 1998. Mr. Dobson was a co-founder of Trikon Limited and was the Chairman of Trikon Limited's board of directors from 1971 to November 1996.

   Nigel Wheeler. Mr. Wheeler joined Trikon as a director and the President and Chief Operating Officer in November 1996 upon the acquisition of Trikon Limited. In October 1998, Mr. Wheeler was appointed Chief Executive Officer of the Company. From July 1993 to November 1996, Mr. Wheeler served as Trikon Limited's Chief Executive Officer.

   Richard M. Conn. Mr. Conn was elected to the board of directors of Trikon in January 1998. Mr. Conn formed Business Development Consulting in early 1997 and serves as a consultant in the semiconductor equipment industry. Prior to forming Business Development Consulting, Mr. Conn was a Vice President of Sales at KLA Instruments Corporation, the predecessor to KLA-Tencor from 1984 until 1996. During his tenure at KLA Instruments Corporation, Mr. Conn was a member of the boards of directors of KLA Instruments Corporation's subsidiaries in the United Kingdom, France and Germany. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials UK and ITT Semiconductors.

   Robert R. Anderson. Mr. Anderson, a co-founder of KLA Instrumentation Inc. (now KLA-Tencor Inc.), which acts as a supplier of semiconductor process control equipment, was elected to the board of directors of Trikon in April 2000. Mr. Anderson was Chairman and Chief Executive Officer of Yield Dynamics, a private software provider to the semiconductor industry during the period of October 1998 to April 1999. Mr. Anderson is the Chairman of Silicon Valley Research, Inc., a post he has held since January 1994. Mr. Anderson also served as Chief Executive Officer of that company during the periods April 1994 to July 1995 and December 1996 to October 1997 and as Chief Financial Officer from September 1994 to November 1995. Mr. Anderson serves as a director of Applied Science and Technology, Inc., Metron Technology, N.V. and certain other companies. During the period from 1992 to 1996, Mr. Anderson was a member of the Nasdaq Corporate Advisory Board.

                                PROPOSAL NO. 2:

         ELECTION OF A DIRECTOR BY HOLDERS OF SERIES H PREFERRED STOCK

General

   At the annual meeting, Trikon is nominating one candidate for election to the board of directors by holders of Series H Preferred Stock. Unless otherwise instructed, the proxy holders will vote the proxies received from holders of Series H Preferred Stock by them for the nominee listed herein. In the event that the nominee of Trikon listed below is unable or declines to accept nomination for election, the proxies will be voted for any nominee who shall be recommended by the present board of directors. Management has no present knowledge that the person named will be unavailable or unwilling to serve. The terms of office for each person elected as a director will continue until the next annual meeting of stockholders and until such director's successor has been elected and qualified. The nominee who receives the greatest number of affirmative votes of shares of Series H Preferred Stock shall become a director.

   To the knowledge of Trikon, no arrangement or understanding exists between any nominee for the director to be elected by the holders of Series H Preferred Stock and any other person or persons pursuant to which the nominee was or is to be selected as a director or nominee. The nominee does not have any family relationship to any other nominee or to any executive officer of Trikon.

Recommendation of the Board of Directors

   The board of directors recommends a vote FOR the nominee listed below for election by the holders of Series H Preferred Stock.

   Stephen N. Wertheimer was appointed to the board of directors in June 1998. He has been a Managing Director of Credit Research and Trading LLC since 1996. He was the President and founder of Water Capital Corp. from 1991 to 1996. Mr. Wertheimer also serves as a director of El Paso Electric Company, Greenwich Fine Arts, Inc. and SpectruMedix Corporation. Mr. Wertheimer also serves as a member of the compensation committee of SpectruMedix Corporation.

Information Concerning Nominees and Incumbent Directors

Nominees                              Age Positions and Offices Held with Trikon
--------                              --- --------------------------------------
Richard M. Conn(1)(2)................  55 Director
Christopher D. Dobson................  63 Director, Chairman of the Board and
                                          Chief Scientific Officer
Nigel Wheeler........................  50 Director, President and Chief
                                          Executive Officer
Stephen N. Wertheimer(1)(2)..........  49 Director
Robert R. Anderson(1)(2).............  62 Director

--------
(1) Member of audit committee
(2) Member of compensation committee

Board Committees and Meetings

   During the fiscal year ended December 31, 1999, the board of directors held six (6) meetings. During this period, each of the incumbent directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which each such director served.

Committees of the Board of Directors

   The board of directors has an audit committee and a compensation committee. The audit committee reviews the results and scope of the audit and other services provided by Trikon's independent auditors, reviews and evaluates Trikon's internal control functions, and monitors transactions between Trikon and its employees, officers and directors. The audit committee held two (2) meetings during the year ended December 31, 1999. The compensation committee administers Trikon's Stock Option Plan and designates compensation levels for officers and directors of Trikon. The compensation committee held two (2) meetings during the year ended December 31, 1999.

                                PROPOSAL NO. 3:

               APPROVAL OF AMENDMENT TO SEVENTH RESTATED ARTICLES
                   OF INCORPORATION TO INCREASE THE NUMBER OF
             AUTHORIZED COMMON SHARES FROM 11,000,000 TO 15,000,000

General

   The board of directors of Trikon has unanimously approved (subject to stockholder approval), and is hereby soliciting stockholder approval of, an amendment to Trikon's Seventh Restated Articles of Incorporation, substantially in the form of Exhibit A attached to this Proxy Statement (the "Articles Amendment"), and incorporated herein by reference, effecting an increase in the number of Trikon's authorized shares from 11,000,000 to 15,000,000.

   In order to effect the increase in the authorized shares of Common Stock, the stockholders are being asked to approve the Articles Amendment. The board of directors approved the Articles Amendment at the meeting of the board of directors on March 21, 2000 subject to stockholder approval. The board of directors believes that the increase in the authorized shares of Common Stock is in the best interests of both Trikon and the stockholders, and is necessary in order to provide for additional conversions of preferred stock and debt of the Company into Common Stock.

   The approval of the Articles Amendment requires the affirmative vote of a majority of Trikon's outstanding shares of Common Stock. The failure of the stockholders to approve the Articles Amendment will not affect any other proposals of this Proxy Statement.

Recommendation of Board of Directors

   The board of directors recommends a vote FOR the above proposal.

                                PROPOSAL NO. 4:

              APPROVAL OF AMENDMENTS TO THE 1991 STOCK OPTION PLAN

   Trikon's stockholders are being asked to approve an amendment to Trikon's Stock Option Plan that will increase the number of shares of Common Stock reserved for issuance under the Stock Option Plan by 450,000 shares, from 1,050,000 to 1,500,000.

   The amendment to the Stock Option Plan that is the subject of this proposal was approved by the board of directors at a meeting on March 21, 2000 and is subject to stockholder approval at the annual meeting. The purpose of the amendment is to increase the number of shares reserved for issuance under the Stock Option Plan, thereby affording the Company greater ability to offer incentive based compensation. A copy of the Amended and Restated Stock Option Plan, as proposed to be adopted, is attached hereto as Exhibit B.

   The Stock Option Plan became effective upon adoption by the board of directors on December 11, 1990, and was originally entitled the Nonqualified Stock Option Plan. The Stock Option Plan was amended and restated by the board of directors in 1995, and was subsequently approved by the stockholders during the same year. In October 1996, in connection with the acquisition of Electrotech Limited, a United Kingdom Company, the board of directors adopted the Share Option Scheme (the "U.K. Plan") as a separate subplan within the Stock Option Plan to be used for option grants to employees resident in the United Kingdom. The Stock Option Plan was amended and restated by the board of directors on July 19, 1998, and subsequently approved by the stockholders on July 28, 1998. The board of directors further amended and restated the Stock Option Plan on April 26, 1999; such amendment was approved by the stockholders on June 14, 1999. The share reserve under the Stock Option Plan is available for issuance pursuant to options granted under either the Stock Option Plan or the U.K. Plan incorporated therein. Options granted under the U.K. Plan have terms similar to the option grants made under the Stock Option Plan, except for certain differences required to satisfy the applicable tax and corporate law requirements in effect in the United Kingdom.

   The following is a summary of the principal features of the Stock Option Plan as most recently amended, and the primary differences between the U.K. Plan and the Stock Option Plan. The summary, however, does not purport to be a complete description of all the provisions of either plan. Any stockholder of Trikon who wishes to obtain a copy of the actual plan documents may do so upon written request to the Corporate Secretary at Trikon's principal executive offices in South Wales, United Kingdom.

Administration

   The Stock Option Plan may be administered by the board of directors or a committee of the board of directors. Currently, the Stock Option Plan is administered by the compensation committee of the board of directors. The entity responsible for administering the Stock Option Plan will be referred to in this proposal as the Plan Administrator.

Eligibility

   Employees, non-employee board members, and independent consultants and advisers in the service of Trikon or its subsidiaries are eligible to receive options to purchase shares of Common Stock under the Stock Option Plan.

   As of April 28, 2000, a total of approximately 4 executive officers, 301 other employees, and 3 non-employee Board members were eligible to participate in the Stock Option Plan.

Share Reserve

   A total of 1,500,000 shares of Common Stock has been reserved for issuance in the aggregate under the Stock Option Plan and the U.K. Plan, provided the stockholders approve the 450,000 share increase that forms part of this proposal.

   In no event may any one participant in the Stock Option Plan be granted stock options for more than 210,000 shares per calendar year, effective with the 1999 calendar year. Stockholder approval of this proposal will accordingly constitute approval of such share limitation for purposes of Internal Revenue Code Section 162(m).

   To the extent an outstanding option under the Stock Option Plan expires or terminates for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants under the Stock Option Plan.

   Should any change be made to the Common Stock issuable under the Stock Option Plan, whether by reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, appropriate adjustments will be made to (i) the maximum number of shares of Common Stock issuable under the Stock Option Plan, (ii) the maximum number of shares for which any one person may be granted stock options under the Stock Option Plan per calendar year, and (iii) the number, price and kind of securities subject to any outstanding options under the Stock Option Plan.

Valuation

   The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on the date immediately prior to the date in question on the OTC Bulletin Board. On April 26, 2000, the closing selling price per share was $13 5/8.

Option Grants

   Options must be granted with an exercise price per share not less than the fair market value per share of Common Stock on the grant date. No granted option may have a term in excess of ten years. Options granted under the Stock Option Plan will generally become exercisable in four (4) successive equal annual installments upon the optionee's completion of each year of service over the four (4)-year period measured from the grant date. The board of directors may not impose a vesting schedule upon granted options which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the date of grant of the option. However, such limitation shall not be applicable to any option granted to individuals who are officers, directors or independent consultants of Trikon.

   Upon termination of employment for reasons other than death or disability, the optionee will have thirty (30) days in which to exercise his or her outstanding options to the extent those options are exercisable for one or more option shares at the time of such termination of employment. Termination of employment due to death or disability of the optionee allow 180 days and one year, respectively, from the date of termination in which to exercise such options. The Plan Administrator will have discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability of those options in whole or in part.

   The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Stock Option Plan that have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

Stockholder Rights and Option Assignability

   An optionee will not have any stockholder rights pursuant to an outstanding option until a stock certificate is issued representing the shares purchased upon the exercise of such option.

   Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for more or more such family members.

Acceleration

   In March 2000, the board of directors amended the Stock Option Plan to provide that in the event of a dissolution or liquidation of the Company, or any reorganization, merger or consolidation in which the Company does not survive (each, a "Corporate Transaction"), each optionee shall have the right until five days before the effective date of the Corporate Transaction to exercise in whole or in part any unexpired options issued to such optionee, whether or not such options are vested and whether or not the surviving corporation, if any, grants the optionee an option to purchase shares in the surviving corporation.

   The accelerated vesting of options in the event of a change in ownership or control of Trikon may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Trikon.

Financial Reports

   Under the terms of the Stock Option Plan, Trikon shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option, unless such individual is a key employee whose duties in connection with Trikon assure such individual access to equivalent information.

Amendment and Termination

   The board of directors may amend or modify the Stock Option Plan in any or all respects whatsoever, subject to any stockholder approval under applicable law or regulation. The board of directors may terminate the Stock Option Plan at any time, and the Stock Option Plan will in all events terminate on December 31, 2003.

Stock Awards

   The table below shows, as to each of Trikon's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Stock Option Plan, the Directors Stock Option Plan and the U.K. Plan between January 1, 1999 and April 28, 2000, together with the weighted average exercise price payable per share.

   As of April 28, 2000, options for 817,788 shares were outstanding, 26,714 shares had been issued under the Stock Option Plan, and 205,498 shares remained available for future option grant.

                              OPTION TRANSACTIONS
                    (January 1, 1999 through April 28, 2000)

                                             Options Granted   Weighted Average
      Name                                  (Number of Shares)  Exercise Price
      ----                                  ------------------ ----------------
Christopher D. Dobson......................            0                 0
Nigel Wheeler..............................      307,688             2.736
Nicolas Carrington.........................        5,000            14.375
Jeremy Linnert.............................        4,000            14.375
All executive officers as a group (5
 persons)..................................      320,688             3.208
Robert R. Anderson, Director...............        9,000
Richard M. Conn, Director..................        1,800             1.406
Lawrence D. Lenihan, Jr., Director.........        1,800             1.406
Stephen N. Wertheimer, Director............        1,800             1.406
All employees, including current officers
 who are not executive officers as a group
 (259 persons).............................      201,374             4.095

New Plan Benefits

   As of the date hereof, the Company has not determined the timing or amount of any future grants of additional options or other benefits under the Stock Option Plan.

Federal Income Tax Consequences

   Options granted under the Stock Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

   For Federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or disposition, then a disqualifying disposition of the purchased shares will result.

   If the optionee makes a disqualifying disposition of the purchased shares, then Trikon will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will Trikon be allowed a deduction with respect to the optionee's disposition of the purchased shares. Trikon anticipates that any compensation deemed paid by Trikon upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Trikon.

   Non-statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   Trikon will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of Trikon in which such ordinary income is recognized by the optionee--Trikon anticipates that the compensation deemed paid by Trikon upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Trikon.

Accounting Treatment

   Option grants to employees and members of the board of directors with an exercise price equal to the fair market value of the shares on the grant date will not result in any charge to Trikon's earnings, but Trikon must disclose, in pro-forma statements to Trikon's financial statements, the impact the option grants would have upon Trikon's reported earnings were the fair value of those options at the time of grant treated as compensation expense. In addition, the number of outstanding options may be a factor in determining Trikon's earnings per share on a fully-diluted basis.

U.K. Plan

   The following is a summary of the major differences between the provisions of the U.K. Plan and those of the Stock Option Plan:

  . Consultants and directors who are not required to devote more than 25 hours per week to Trikon or its subsidiaries are not eligible to receive option grants under the U.K. Plan.

  . The aggregate market value of the shares of Common Stock purchasable under all outstanding options granted under the U.K. Plan and any other option plan of Trikon to any one individual may not exceed 30,000 British pounds, with such value to be determined for each option at the time of the grant.

  . Options must be granted at an exercise price not less than the par value per share.

  . Options granted under the U.K. Plan are not transferable during the optionee's lifetime.

  . In the event of (i) certain changes in control of Trikon resulting from a tender offer for the total outstanding securities of Trikon or for all the shares of Common Stock, (ii) any court-ordered reorganization of Trikon or (iii) a voluntary winding up of Trikon, each outstanding option granted under the U.K. Plan will become immediately exercisable for all the shares subject to that option and may be exercised for any or all of those shares for a period of up to six months following the date on which the successor entity obtains control of Trikon or the date the court orders such reorganization or the date of the resolution for such winding up of Trikon. However, no acceleration of an outstanding option will occur in connection with a change in control of Trikon if the successor entity assumes that option or replaces it with an option of equivalent value.

Stockholder Approval Required

   The affirmative vote of a majority of the shares present or represented and voting at the annual meeting, together with the affirmative vote of the required quorum, is required for approval of the amendment to the Stock Option Plan.

Recommendation of the Board of Directors

   The board of directors recommends a vote FOR the above proposal.

                                PROPOSAL NO. 5:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP served as Trikon's independent public accountants for the fiscal year ended December 31, 1999. At the annual meeting, the stockholders are being asked to ratify the selection of Ernst & Young LLP as Trikon's independent public accountants for the fiscal year ending December 31, 2000. The affirmative vote of the majority of shares of Common Stock present or represented and voting at the annual meeting, together with the affirmative vote of at least a majority of the required quorum, is required for approval of the ratification of Ernst & Young LLP as Trikon's independent public accountants.

   In the event the stockholders fail to ratify the appointment, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the board of directors feels that such a change would be in Trikon's and its stockholders, best interests.

   Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they desire.

Recommendation of the Board of Directors

   The board of directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as Trikon's independent public accountants for the fiscal year ending December 31, 2000.

                                PROPOSAL NO. 6:

                OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

   The board of directors has no knowledge of any other matters which may come before the annual meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock and Series H Preferred Stock represented by the accompanying proxies in accordance with their best judgment.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

   To the extent known by Trikon, the following table sets forth certain information regarding beneficial ownership of Common Stock and Series H Preferred Stock as of March 22, 2000 by: (i) each person (or group or affiliated persons) who is known by Trikon to own beneficially more than 5% of Trikon's outstanding Common Stock or Series H Preferred Stock, (ii) each of Trikon's directors and nominees for director, (iii) each of the other two executive officers named in the "SUMMARY COMPENSATION TABLE" and (iv) Trikon's directors and executive officers as a group. For purposes of calculating the percentage beneficially owned, (i) the number of shares of Common Stock includes (x) 10,634,004 shares of Common Stock outstanding as of March 22, 2000 and (y) the shares of Common Stock subject to options and warrants held by the person or group that are currently exercisable or exercisable within 60 days from March 22, 2000 and (ii) the number of shares of Series H Preferred Stock outstanding as of March 22, 2000 was 1,959,916. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Series H Preferred Stock shown as beneficially owned by them, subject to community property laws, where applicable.

                           Shares of                       Shares of
                          Common Stock                      Series H        Percent of
  Name and Address of     Beneficially     Percent of   Preferred Stock      Series H
    Beneficial Owner         Owned        Common Stock Beneficially Owned Preferred Stock
  -------------------     ------------    ------------ ------------------ ---------------
Christopher D. Dobson...   1,634,614          15.1%             --              --
 Ringland Way, Newport
 South Wales, NP6 2TA
 U.K.
Pequot Capital             1,012,251           9.4          155,799             7.9%
 Management, Inc.(1)....
 500 Nyala Farm Road
 Westport, CT 06880
The DDJ Entities(2).....     862,198           8.0              --              --
 141 Linden Street,
 Suite 4
 Wellesley, MA 02181
Citigroup Inc.(3).......           *             *          370,435            18.9
 838 Greenwich Street
 New York, NY 10013
Mackay-Shields Financial           *             *          301,590            15.3
 Corporation(4).........
 9 West 57th Street,
 37th Floor
 New York, NY 10019
Putnam Investments......     259,600           2.4          255,537            13.0
 One Post Office Square
 Boston, MA 02109
Nicolas Carrington......       9,066(5)          *              --              --
Richard M. Conn.........       4,364(6)          *              --              --
Jeremy Linnert..........       6,150(7)          *              --              --
Stephen Wertheimer......      10,800(8)          *              --              --
Nigel Wheeler...........      84,424(9)          *              --              --
Robert Anderson.........         --            --               --              --
All current directors
 and executive officers
 as a group (7
 persons)...............   1,749,418(10)      16.2              --              --

--------
  * Less than 1.0%
 (1) The number of shares beneficially owned by Pequot Capital Management, Inc. is based on information contained in a Schedule 13D filed on January 8, 1999 and certain information provided by Pequot Capital Management, Inc. to the Company. Pequot Capital Management, Inc., an investment adviser registered under the Investment Advisers Act of 1940, acts as an investment adviser to certain investment funds and managed accounts, which hold shares of Common Stock and Series H Preferred Stock.

 (2) The number of common shares beneficially owned by the DDJ Entities is based on the information contained in Schedule 13G filed by DDJ Capital Management, LLC ("DDJ") on behalf of DDJ Capital III, LLC ("DDJ III"), B III Capital Partners, L.P. (the "DDJ Fund") and itself on March 14, 2000. DDJ III is the general partner of, and DDJ is the investment manager for, the DDJ Fund. All shares of Common Stock reported as beneficially owned by DDJ Entities were directly beneficially owned by the DDJ Fund.
 (3) The number of common shares beneficially owned by Citigroup Inc. ("Citigroup") is based on information in a Schedule 13G filed by Citigroup on January 27, 2000.
 (4) The number of common shares beneficially owned by MackayShields Financial Corporation ("MackayShields") is based on information contained in a
     Schedule 13G filed by MackayShields on February 8, 2000 and certain information provided by MackayShields to the Company.
 (5) Includes 9,066 shares of Common Stock issuable under stock options exercisable within 60 days of March 22, 2000.
 (6) Includes 4,364 shares of Common Stock issuable under stock options exercisable within 60 days of March 22, 2000.
 (7) Includes 6,150 shares of Common Stock issuable under stock options exercisable within 60 days of March 22, 2000.
 (8) Includes 10,800 shares of Common Stock issuable under stock options exercisable within 60 days of March 22, 2000.
 (9) Includes 84,424 shares of Common Stock issuable under stock options exercisable within 60 days of March 22, 2000.
(10) Includes 114,804 shares of Common Stock issuable under stock options exercisable within 60 days of March 22, 2000.

Compliance with SEC Reporting Requirements

   Section 16(a) of the Exchange Act ("Section 16(a)"), requires Trikon's directors and certain of its officers, and persons who own more than 10% of Trikon's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Insiders are required by Commission regulations to furnish Trikon with copies of all section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, Trikon believes that its Insiders complied with all applicable Section 16 filing requirements for 1998, on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table sets forth all compensation received for services rendered to Trikon in all capacities for the years ended December 31, 1999, 1998 and 1997, by (i) each person who served as Chief Executive Officer of Trikon during the year ended December 31, 1999 and (ii) each of the other four most highly compensated executive officers of Trikon who were serving as executive officers at December 31, 1999 and whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"). Perquisites amounting in aggregate to the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer are not disclosed. For the purpose of calculating salaries and other compensation paid in British pounds to Nigel Wheeler, Christopher D. Dobson, Jeremy Linnert and Nicolas Carrington, the conversion rate of 1.616 is used, which is the average rate of exchange for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                    Compensation
                                 ------------------- Restricted      Securities
                          Fiscal  Salary               Stock         Underlying    All Other
                           Year     ($)    Bonus ($) Awards ($)    Options/SAR(1) Compensation
                          ------ --------- --------- ----------    -------------- ------------
Christopher D.
 Dobson(2)..............   1999        --       --          --            --            --
 Chairman of the Board
  and                      1998  $ 235,727      --   $7,183,004(3)        --            --
 Chief Scientific
  Officer                  1997    315,917      --          --            --            --

Thomas C. McKee(4)......   1998     90,258      --          --            --         17,786(5)
 Former director and
 Chief Executive Officer

Nigel Wheeler(6)........   1999    263,408  131,704         --        257,688        76,964(7)
 Director, President and   1998    266,111      --          --         50,000        50,306(8)
 Chief Executive Officer   1997    268,200  268,200         --         20,000        50,388(9)

Nicolas Carrington(10)..   1999    117,564   79,962         --            --         18,871(11)
 Senior Vice President,
  Sales                    1998    118,842      --          --         30,630        16,463(12)
 and Field Operations      1997    115,589      --          --          3,630        72,994(13)

Jeremy Linnert(14)......   1999    105,040   25,856         --            --         17,340(15)
 Chief Financial Officer   1998    106,196      --          --         22,300        48,501(16)
 Officer and Secretary     1997     82,270      --          --          1,500        55,830(17)

--------
 (1) The number of shares of Common Stock underlying stock options granted in each year has been adjusted for the effect of the one for ten reverse stock split on December 17, 1999.
 (2) Mr. Dobson served as Chief Executive Officer from December 1997 to May
     1998.
 (3) In connection with the consummation of the exchange offer commenced on April 14, 1998 (the "Exchange Offer"), the Company issued to Mr. Dobson 5,015,811 shares of restricted Common Stock and 6,476,995 shares of restricted Series I Preferred Stock. Each share of restricted Series I Preferred Stock automatically converted into 1,000 shares of restricted Common Stock on July 28, 1998. The aggregate restricted stock was subject to the one for ten reverse stock split carried out on December 17, 1999. The restricted shares of Common Stock and Series I Preferred Stock were valued at $7,183,004 based upon the closing price of the equivalent unrestricted Common Stock on the date of grant. The restricted shares of Common Stock issued to Mr. Dobson vest 100% on the earlier of (i) May 14, 2003, or (ii) the sale of all or substantially all of the assets of Trikon. The number and value of Mr. Dobson's aggregate restricted stock holdings at December 31, 1999 were 1,149,281 shares valued at $12,211,110.
 (4) Mr. McKee served as Chief Executive officer from June 1998 to September
     1998.
 (5) Of this amount, $12,500 represents a relocation allowance and $4,499 represents a car allowance.
 (6) Mr. Wheeler was appointed Chief Executive Officer in October 1998.
 (7) Of this amount, $59,266 represents pension contributions by Trikon on behalf of the officer.
 (8) Of this amount, $36,438 represents pension contributions by Trikon on behalf of the officer.
 (9) Of this amount, $15,651 represents a car allowance and $32,182 represents pension contributions by Trikon on behalf of the officer.
(10) Mr. Carrington was appointed Senior Vice President Sales and Field operations in December 1997.
(11) Of this amount, $11,748 represents a car allowance and $5,738 represents pension contributions by Trikon on behalf of the officer.
(12) Of this amount, $10,916 represents a car allowance and $4,659 represents pension contributions by Trikon on behalf of the officer.
(13) Of this amount, $57,795 represents consideration for Mr. Carrington's agreement to remain with Trikon until March 31, 1998.
(14) Mr. Linnert joined Trikon in November 1996 upon the acquisition of Electrotech. He was appointed Chief Financial Officer and Secretary in December 1998.

(15) Of this amount $10,748 represents a car allowance and $5,260 represents pension contributions paid by Trikon on behalf of the officer.
(16) Of this amount, $33,276 represents consideration for Mr. Linnert's agreement to stand for election as a director for the period from January to June 1998, $9,955 represents a car allowance and $3,938 represents pension contributions paid by Trikon on behalf of the officer.
(17) Of this amount, $41,341 represents consideration for Mr. Linnert's agreement to remain with Trikon until March 31, 1998 and $9,462 represents a car allowance.

Option Grants in Last Fiscal Year

   The following table sets forth each grant of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers. No stock appreciation rights ("SARs") have ever been granted by Trikon.

                                                                                  Potential
                                                                               Realized Value
                                                                                 at Assumed
                          Number of                                            Annual Rates of
                         Securities      Percent of Total                        Stock Price
                         Underlying      Options Granted  Exercise              Appreciation
                           Options       to Employees in    Price   Expiration       for
                         Granted (#)     Fiscal Year (%)  ($/sh)(1)    Date    Option Terms(2)
                         -----------     ---------------- --------- ---------- ---------------
Christopher D. Dobson...       --                --           --          --       --
Nigel Wheeler...........    50,000(3)(4)     11.6434         .312    10/27/08   10,000  25,000
                           207,688(3)(4)     48.3639        1.406    10/27/08  184,000 465,000
Nicolas Carrington......       --                --           --          --       --      --
Jeremy Linnert..........       --                --           --          --       --      --

--------
(1) Represents the fair market value of the underlying shares of Common Stock at the time of grant.
(2) Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the commission and do not reflect Trikon's estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.
(3) Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, October 27, 1998.
(4) Number of securities underlying options granted and exercise price have been adjusted for the effects of the one for ten reverse stock split carried out on December 17, 1999.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

   The following table sets forth the number of exercisable and unexercisable options held by each of the Named Executive officers at December 31, 1999. No shares of Common Stock were acquired upon exercise of stock options by the Named Executive Officers during the fiscal year 1999.

                             Number of Securities          Value of Unexercised
                            Underlying Unexercised         In-the-Money Options
                          Options at Fiscal Year-End        at Fiscal Year End
       Name              Exercisable/Unexercisable (#) Exercisable/Unexercisable ($)
       ----              ----------------------------- -----------------------------
Christopher D. Dobson...                   --                              --
Nigel Wheeler...........        84,424/223,264               656,000/1,968,000
Nicolas Carrington......          8,565/22,065                  63,000/190,000
Jeremy Linnert..........          5,950/16,350                  51,000/152,000

Pension Plans

   The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age, which is age 65, under Trikon's defined benefit pension plan, the Electrotech Retirement Benefits Scheme. (For female members, pension earned prior to 6th April 1996 may be taken unreduced from age 60.) The Electrotech Retirement Benefits Scheme was originally initiated by Electrotech. As a result, only former Electrotech employees are covered participants. Plan members are required to contribute at the rate of 5% of taxable remuneration, the balance of the cost being met by Trikon. Benefits are provided on retirement, death and withdrawal, with vesting after two years of service in the plan. Pensions increase in payment at the rate of 5% per annum. Benefits are calculated with reference to taxable remuneration and years of service in the plan and are not subject to offsets for social security retirement benefits:

                               Pension Plan Table

                                     Years of Service
              ---------------------------------------------------------------
Remuneration    5      10     15     20      25      30      35    40 or more
------------  ------ ------ ------ ------- ------- ------- ------- ----------
                                   (Pounds)
   50,000      4,167  8,333 12,500  16,667  20,833  25,000  29,167   33,333
  100,000      8,333 16,667 25,000  33,333  41,667  50,000  58,333   66,667
  150,000     12,500 25,000 37,500  50,000  62,500  75,000  87,500  100,000
  200,000     16,667 33,333 50,000  66,667  83,333 100,000 116,667  133,333
  250,000     20,833 41,667 62,500  83,333 104,167 125,000 145,833  166,667
  300,000     25,000 50,000 75,000 100,000 125,000 150,000 175,000  200,000

   A participant's remuneration covered by Trikon's pension plan is his or her highest taxable salary (the "Highest Taxable Salary") in the last five plan years of the participant's career or, in the case of a controlling director with a 20% stock holding, the average such salary over his or her last three plan years. A participant earns one-sixtieth (1/60) of his Highest Taxable Salary for each year of service to a maximum of forty-sixtieths (40/60). Taxable remuneration for the Named Executive officers in the plan as at the end of the last calendar year was 163,000 British pounds (approximately $268,200) for Mr. Wheeler. The projected number of years of service for Mr. Wheeler at his normal retirement age is 33 years and 10 months. Pension contributions on behalf of Mr. Wheeler for fiscal years 1997, 1998 and 1999, respectively, are as included in the All Other Compensation column of the Summary Compensation Table.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                  Number of
                                  Securities  Market Price
                                  Underlying   of Stock at                      New
                                 Options/SARs    Time of    Exercise Price at Exercise
                                 Repriced or  Repricing or  Time of Repricing  Price
     Name                 Date   Amended (#)  Amendment ($) or Amendment ($)    ($)
     ----                ------- ------------ ------------- ----------------- --------
Nigel Wheeler........... 2/06/98   200,000       $1.4375         11.6250      $1.4375
Nicolas Carrington...... 2/06/98    36,300       $1.4375         11.6250      $1.4375
Jeremy Linnert.......... 2/06/98    15,000       $1.4375         11.6250      $1.4375

Employment Agreements

   The Company has entered into an employment agreement with Nigel Wheeler, dated November 15, 1996, pursuant to which Mr. Wheeler was nominated as a director and as the President and Chief Operating Officer for the three-year term of the agreement. The agreement with Mr. Wheeler renews annually unless terminated by either party. Under the agreement, Mr. Wheeler is paid a base salary of $268,200 per year, net of any U.S. taxes or other assessments so long as he is not a U.S. citizen. The base salary is subject to certain annual, upward adjustments by the Company. In addition, Mr. Wheeler is eligible to receive an annual performance bonus for each year of service. The employment agreement further provides certain customary insurance, vacation benefits and termination provisions.

   On October 27, 1998, the Board of Directors appointed Mr. Wheeler as Chief Executive Officer. In connection with his appointment as Chief Executive Officer, the Board of Directors agreed to (i) immediately grant him options to purchase 20,000 shares of Common Stock, (ii) on or about January 1, 1999, grant him additional options to purchase 50,000 shares of Common Stock, and (iii) subject to stockholder approval, grant additional options to purchase shares of Common Stock equal to 2% of the Company's then outstanding Common Stock on a fully diluted basis. Mr. Wheeler is authorized to direct the Company to allocate all or a portion of such options to other members of management. Stockholder approval was granted at the Annual Meeting of Stockholders on June 14, 1999. In connection with the Exchange Offer, the Board of Directors entered into certain agreements with Christopher D. Dobson, Chairman of the Board and then Chief Executive Officer of the Company. The Company and Mr. Dobson agreed that upon the consummation of the Exchange Offer, 1,149,281 shares of restricted Common Stock would be granted to Mr. Dobson. The Restricted Stock shall vest one hundred percent (100%) upon the earlier of (i) the date five years after the closing of the Exchange Offer, or (ii) the sale of all or substantially all of the assets of the Company, the direct sale by the Company's stockholders possessing more than 50% of the total combined voting power of the Company's outstanding securities to persons different than those holding such securities immediately prior to such sale or the merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to persons different than those holding such securities immediately prior to the merger or consolidation. The restricted stock shall automatically be acquired by the Company in return for a payment of $0.01 per share of Common Stock upon Mr. Dobson's termination for cause, voluntary cessation of providing services to the Company or if, during the first two years following the Exchange Offer, Mr. Dobson devotes fewer than 750 hours per annum to Trikon related matters. For purposes of the restricted stock, the meaning of "for cause" is limited to willful misconduct that materially injures the pecuniary interests of the Company and any material breach of the noncompetition obligations under these agreements. Mr. Dobson is permitted, at his discretion, to reallocate up to twenty percent (20%) of the restricted stock to other members of senior management of the Company.

   The Board of Directors and Mr. Dobson further agreed that after the consummation of the Exchange Offer, Mr. Dobson shall receive a contingent variable interest up to 3% of the net proceeds (gross proceeds less reasonable and customary expenses) received upon the sale of the Company as follows:

                                                                     Cumulative
                                                                     Percentage
   Sales Price ($)                                                      (%)
   ---------------                                                   ----------
   At least $250 million............................................    0.5%
   At least $260 million............................................    1.0
   At least $270 million............................................    2.0
   At least $280 million............................................    2.5
   $300 million or more.............................................    3.0

   In addition, the Board of Directors and Mr. Dobson agreed upon certain terms of his employment following the consummation of the Exchange Offer. Among other things, Mr. Dobson shall continue in his position as Chairman and Chief Executive Officer of the Company, devote substantially his full business time to his duties (which shall include research and development work performed on Trikon projects and products, wherever located) and a base salary, of 196,000 British pounds. Upon successful recruitment of a chief executive officer candidate, Mr. Dobson shall step down as Chief Executive Officer of the Company and continue to receive compensation at his current rate of compensation, unless in connection therewith he determines to devote substantially less than 75% of his full business time to the Company in which case his base salary shall be reduced by 50%. In the event that Mr. Dobson is terminated for any reason other than cause prior to May 2001, he shall be paid an amount equal to his base salary (as of the date of termination) for the period from the date of termination until May 2001. During his employment, Mr. Dobson has agreed not to directly or indirectly be involved with any enterprise engaged in the semiconductor equipment manufacturing industry, subject to a de minimis investment exception. In addition, he also agreed not to solicit any employees of the Company to leave the Company nor any business of any customers, licensors or licensees of the Company during his employment and for two (2) additional years thereafter. All intellectual property and know-how developed by Mr. Dobson while employed by the Company will automatically be assigned to the Company without royalties or other payment. Mr. Dobson waived his salary for the whole of 1999.

   In connection with the negotiation of the Applied Materials and Lam Research licenses, restructuring the Company, and future licensing efforts, the Board of Directors authorized a $1,500,000 bonus payable to Mr. Dobson, subject to consummation of the Exchange Offer. Payment of such bonus by the Company is subject to (i) payment of all accrued and unpaid dividends on the Series H Preferred Stock and redemption for cash of all outstanding shares of Series H Preferred Stock issued as payment of dividends on outstanding Series H Preferred Stock, (ii) such payment not being made prior to June 30, 1999 and
(iii) at the time of payment Trikon shall have had at least $8,000,000 of EBITDA during and for its two most recently completed fiscal quarters (taken as one period). For purposes of calculating EBITDA, upfront license fees (excluding the Applied Material and Lam Research licenses) shall be equally amortized over the twelve-month period following receipt (including the month of receipt, and, incremental license fees associated with the MORI(TM) source technology.

   Other than as set forth above, Trikon currently has no employment contracts with any of the Named Executive Officers.

Directors Compensation

   Trikon's outside directors earn an annual retainer of $15,000 and receive $1,000 for attending a meeting of the board of directors in person, $750 for attending a meeting of the board of directors by telephone and $750 for attending a committee meeting in person or by telephone. Outside directors may also be reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. In addition, under Trikon's 1998 Director Stock Option Plan, each individual who is first elected or appointed to the Board as a non-employee Board member after June 10, 1999 will automatically receive, at the time of such initial election or appointment, a stock option to purchase 9,000 shares of Common Stock, and at each annual stockholders meeting, beginning with the 2000 Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member will automatically receive a stock option to purchase 4,000 shares of Common Stock. In March 2000, the board of directors increased the number of shares of Common Stock underlying the annual stock option grant from 1,800 to 4,000. The shares subject to each 9,000-share option grant vest in a series of four (4) successive equal annual installments upon the director's completion of each year of service on the board of directors over the four (4) year period measured from the date of grant, and the shares subject to each 4,000-share option grant vest upon completion of one year of service measured from the date of grant. In June 1999, each of Richard
M. Conn, Lawrence D. Lenihan and Stephen N. Wertheimer received an option to purchase 1,800 shares of Common Stock at an exercise price of $1.406 following their reelection as non-employee Board members. The number and exercise price of the shares is stated after giving effect to the reverse stock split effective December 17, 1999.

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board of directors of Trikon throughout the fiscal year 1999 consisted of Richard M. Conn, Lawrence D. Lenihan Jr. and Stephen N. Wertheimer.

   None of these individuals was at any time during the fiscal year ended December 31, 1999 or at any other time an officer or employee of Trikon. No executive officer of Trikon serves as a member of the board of directors or the compensation committee of any other entity which has one or more executive officers serving as a member of Trikon's board of directors or compensation committee.

Report of the Board of Directors on Executive Compensation

   The compensation committee recommends to the board of directors general compensation policies for Trikon, oversees Trikon's compensation plans and specific compensation levels for executive officers, including bonuses, and administers the Stock Option Plan. The following is the report approved by the compensation committee addressing the compensation of Trikon's executive officers for 1999.

   Compensation Policy. Trikon's executive compensation policy is designed to establish an appropriate relationship between executive pay and Trikon's annual performance, long-term growth objectives and ability to attract and retain qualified executive officers. The compensation committee addresses this objective by integrating competitive annual base salaries with (a) bonuses based on annual corporate performance and the achievement of individual performance objectives and (b) stock option grants under the option Plan. The compensation committee believes that cash compensation in the form of salary and bonus provides Company executives with appropriate immediate rewards for success in current operations, while stock option grants promote management stock ownership and thereby expand management's stake in the long-term performance and success of Trikon.

   For 1999, the compensation committee approved the base salaries of each of Trikon's executive officers. In determining such base salaries, Trikon examined salaries paid to executive officers of semiconductor equipment companies and other high technology companies with sales comparable to those of Trikon. For 1999, the compensation committee set the base salaries of Trikon's executive officers generally at the median level of the salaries paid to executives in comparable positions at semiconductor equipment companies and other high technology companies of similar size as Trikon.

   During 1999, the compensation committee reviewed the number of stock options granted to each of Trikon's employees, including the executive officers and the Chief Executive Officer. Following the review, all eligible employees were granted options under the Stock Option Plan either in 1999 or in the first quarter of 2000. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence Trikon's long-term growth and profitability. The vesting provisions of the options granted under the Stock Option Plan are designed to encourage longevity of employment with Trikon.

   Compensation of Chief Executive Officer. The compensation committee believed that Nigel Wheeler, Trikon's Chief Executive Officer during 1999, provided valuable services to Trikon, and that his compensation should therefore be competitive with that paid to executives at comparable semiconductor equipment companies. In addition, the compensation committee believed that the compensation of the Chief Executive Officer should be heavily influenced by Trikon's performance.

   Therefore, although there has necessarily been some subjectivity in setting Mr. Wheeler's salary, major elements of his compensation package are directly tied to Trikon's performance. For 1999, Mr. Wheeler's salary was reset at 163,000 British pounds (approximately $263,408) per annum, an amount the compensation committee deemed at the time appropriate in light of Trikon's stage of growth and salaries paid to chief executive officers of other growth technology companies. In addition, he earned a bonus of 81,500 (approximately $131,704) British pounds on Trikon's achieving certain revenue and net income targets for the fiscal year. In January 2000, the compensation committee approved the grant to Mr. Wheeler of options to acquire 50,000 shares of Common Stock of the Company. The compensation committee believes the options are appropriate to align Mr. Wheeler's interests with those of Trikon's stockholders.

   Internal Revenue Code Section 162(M). Under Section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to Trikon's corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, Trikon's ability to obtain a corporate tax deduction for compensation paid to executive officers of Trikon to the extent consistent with the best interests of Trikon and its stockholders.

Stock Performance Graph

   The following graph shows a comparison of total stockholder returns for Trikon, the Nasdaq Composite Index, the Hambrecht & Quist Semiconductor Index and the Philadelphia Semiconductor Index for the period during which Trikon's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934.

                                     Trikon
Measurement Period (Fiscal Year   Technologies, Hambrecht & Quist NASDAQ Stock
Covered)                              Inc.       Semi-Conductor      Market
-------------------------------   ------------- ----------------- ------------
Measurement Pt 08/25/95..........    100.00          100.00          100.00
FYE 12/31/96.....................     52.40           92.23          127.62
FYE 12/31/97.....................      4.60           98.32          156.35
FYE 12/31/98.....................      0.14          138.01          220.48
FYE 12/31/99.....................      4.74          344.41          408.02

--------
* Total return assumes reinvestment of dividends.

   The chart above assumes $100.00 was invested on August 25, 1995 in Trikon's Common Stock the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index. Total returns for the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index are weighted based on market capitalization.

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG TRIKON TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE CHASE H & Q SEMICONDUCTORS INDEX


                  * $100 INVESTED ON 8/25/95 IN STOCK OR INDEX
                      INCLUDING REINVESTMENT OF DIVIDENDS.
                        FISCAL YEAR ENDING DECEMBER 31.

   Notwithstanding anything to the contrary set forth in any of Trikon's previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by Trikon under those statutes, the preceding Report of the compensation committee of the board of directors on Executive Compensation and Trikon stock performance graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by Trikon under those statutes.

                             STOCKHOLDER PROPOSALS

   Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and with the Company's By-laws. Any such proposal for the 2001 annual meeting of stockholders must comply with applicable regulations and be received by the Secretary, Trikon Technologies, Inc., Ringland Way, Newport, South Wales, NP6 2TA, United Kingdom, as follows:

     (i) to be eligible for inclusion in the Company's proxy statement and form of proxy, it must be received no later than January 2, 2001; or

     (ii) to be eligible to be presented from the floor for vote at the meeting (but not intended for inclusion in the Company's proxy materials), it must be received by March 17, 2001.

                                 ANNUAL REPORTS

   A copy of Trikon's annual report on Form 10-K is being mailed to each stockholder of record along with this Proxy Statement. Such report is not part of Trikon's soliciting material.

                                 OTHER MATTERS

   The board of directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          By Order of The Board of Directors

                                          Jeremy Linnert
                                          Secretary

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                   SEVENTH RESTATED ARTICLES OF INCORPORATION
                                       OF
                           TRIKON TECHNOLOGIES, INC.

   The undersigned certify that:

     1. They are the Chief Executive Officer and the Secretary, respectively, of Trikon Technologies, Inc. (the "Corporation"), a California corporation.

     2. Paragraph 1 of Article IV of the Seventh Restated Articles of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

       "The Company is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is Fifteen Million (15,000,000) and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000)."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Corporation's board of directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of shares of the Corporation entitled to vote on the amendment is shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required for approval of the amendment. The percentage vote required for the approval of the amendment was more than 50% of the Common Stock.

   We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated     , 2000

                                          _____________________________________
                                          Nigel Wheeler, Chief Executive
                                           Officer

                                          _____________________________________
                                          Jeremy Linnert, Secretary

                                                                       EXHIBIT B

                           TRIKON TECHNOLOGIES, INC.

                             1991 STOCK OPTION PLAN
                         (As Amended on March 21, 2000)

   Section 1. Description of Plan. This is the 1991 Stock Option Plan (the "Plan") of Trikon Technologies, Inc., a California corporation (the "Company"). Under the Plan, employees, directors, consultants and advisors of the Company or any of its Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a Subsidiary of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated Incentive Stock options, or not qualify for such treatment and be designated Non-Statutory Stock Options.

   Section 2. Purpose of this Plan. The purpose of the Plan and of granting options to employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them in acquiring shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

   Section 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its Subsidiaries. A person who holds an option is herein referred to as a "Participant." More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary unless the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant. In addition, any Incentive Stock Option granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary shall have a termination date not later than five years after the date such Option is granted. For this purpose, a person's stock ownership is determined using the constructive ownership rules contained in Code Section 424(d).

   Only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan. The exercise of an Incentive Stock Option will not qualify for favorable income tax treatment unless the Participant remains an employee of the Company or a Subsidiary at all times during the period beginning on the date of the grant of the Incentive Stock Option and ending on the date three months before the date of the exercise of the Incentive Stock Option. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated his employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a termination of employment because of a transfer of employment between the Company and a Subsidiary (or vice versa).

   The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

   Section 4. Administration. This Plan shall be administered by the Board of Directors of the Company or a committee thereof (in either case, the "Board"). Should the Board delegate its authority to administer the Plan to a committee of the Board, then such committee shall be comprised of individuals who satisfy the requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and under Code Section 162(m) for purposes of Option grants made to officers and directors of the Company who are subject to the short-swing liability provisions of Section 16 of the 1934 Act, as amended.

   The Board is authorized and empowered to administer the Plan and, subject to the Plan, (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of options, and in general to grant Options; (b) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Non-Statutory Stock options; (c) to determine the dates upon which options shall be granted and to provide for the terms and conditions of the options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various options granted; (d) to interpret the Plan; (e) to prescribe, amend and rescind rules relating to the Plan; and (f) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

   Section 5. Shares Subject to the Plan. The number of shares of Common Stock which may be purchased under both the Plan and the Company's Share Option Scheme shall be 1,500,000 shares. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

   The maximum number of shares for which Options may be granted to any Participant shall be limited to 210,000 shares per calendar year. For this purpose, an Option granted to a Participant shall be continued to be outstanding despite its cancellation.

   Section 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the Fair Market Value (as defined below) of such shares on the date of grant. In the event that the Company acquires another entity, the Board may authorize the issuance of options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

   Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (b) If the Common Stock is at the time listed on either the American Stock Exchange or the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (c) In the event the Common Stock is not traded on the Nasdaq National Market or listed on the American Stock Exchange or the New York Stock Exchange, the Fair market value shall be determined by the Board, after taking into account such factors as it deems appropriate.

   Section 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in five equal cumulative annual installments commencing one year after the date of grant (provided the Participant is employed by the Company at the time of vesting), or in such other installments and at such other intervals as the Board may in any specific case or cases otherwise specifically determine in granting such Option. The Board may not impose a vesting schedule upon the option or shares of Common Stock subject to such option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one
(1) year after the date of grant of the Option. However, such limitation shall not be applicable to any Option granted to individuals who are officers of the Company, directors or independent consultants. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board may approve from time to time.

   Section 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

   Section 9. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

   Section 10. Limited Transferability of Options. During the lifetime of a Participant, options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death in accordance with Section 13(b) hereof.

   Section 11. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of options under the Plan and the maximum number of shares for which options may be granted per Participant, as provided in Section 5, and (b) in the number, price and kind of shares subject to any outstanding option granted under the Plan.

   Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Participant to whom no option has been tendered by the surviving corporation in accordance with all of the terms of clause (b) immediately below shall have the right until five days before the effective date of such dissolution or liquidation, or such merger or consolidation in which the Company is not the surviving corporation, to exercise in whole or in part any unexpired Option or Options issued to him, without regard to the installment provisions of Section 7 of the Plan or any option agreement; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to preserve substantially all of the rights and benefits of any option then outstanding under the Plan. Each Participant shall be given written notice by the Company of any such proposed or contemplated dissolution, liquidation, reorganization, merger or consolidation at least thirty-five (35) days prior to the effective date thereof, which notice shall advise such Participant of the proposed dissolution, liquidation, reorganization, merger or consolidation and the rights of the Participant pursuant to this paragraph.

   To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

   The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

   Section 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 11.

   Section 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such option is granted. Except as otherwise determined by the Board and set forth in the documents evidencing an Option, all options shall terminate and expire upon the first to occur of the following events:

     (a) the expiration of 30 days from the date of such Participant's termination of employment (other than by reason of death), except that if the Participant is disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code) at the time of his termination of employment, the expiration of one year from the date of the Participant's termination of employment;

     (b) the expiration of 180 days from the date of the death of such Participant if his death occurs while he is employed by the Company or any of its subsidiaries; or

     (c) the termination of the option pursuant to Section 11 of the Plan.

   The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the option may only be exercised with respect to that number of shares which could have been purchased under the option had the option been exercised by the Participant on the date of such termination.

   For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, "employment" shall mean service as such director, consultant or advisor to the Company.

   Section 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

   Section 15. Termination of Plan. The Plan shall terminate upon the earliest to occur of (i) December 31, 2003, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in accordance with Section 11. However, the Board may in its absolute discretion terminate the Plan at any time. Should the Plan terminate on December 31, 2003, or by the Board in its absolute discretion, then all option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

   Section 16. Amendment of Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

   On March 21, 2000, the Plan was amended to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 450,000 shares (the "2000 Amendment"). The 2000 Amendment became effective immediately upon adoption by the Board.

   The 2000 Amendment is subject to shareholder approval at the 2000 Annual Meeting, and no option grants made on the basis of the 450,000-share increase shall become exercisable in whole or in part unless and until the 2000 Amendment is approved by the shareholders. Should such shareholder approval not be obtained at the 2000 Annual Meeting, then each option grant made pursuant to such 450,000-share increase shall terminate and cease to remain outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to the 2000 Amendment shall automatically be reinstated, and option grants may thereafter continue to be made pursuant to the reinstated provisions of the Plan. All option grants made prior to the 2000 Amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 2000 Amendment shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Plan Administrator may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

   Section 17. Amendment of Options. The Board may modify an existing option, including the right to (a) change the exercise price, (b) accelerate the right to exercise it, (c) extend or renew it, or (d) cancel it and issue a new Option. However, no modification may be made to an option that would impair the rights of the Participant holding the option without his consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Securities Exchange Act of 1934 will be determined in accordance with Rule 16b-3.

   Section 18. Financial Reports. The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option, unless such individual is a key Employee whose duties in connection with the Company or Subsidiary assure such individual access to equivalent information.

                                     LOGO

                              COMMON STOCK PROXY

                           TRIKON TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 31, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF SERIES H PREFERRED STOCK SHOULD COMPLETE THE SERIES H PREFERRED STOCK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND SERIES H PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF COMMON STOCK AND THE SERIES H PREFERRED STOCK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF SERIES H PREFERRED STOCK.

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on May 31, 2000 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2000 annual meeting of stockholders of the Company to be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on May 31, 2000 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1. TO ELECT FOUR DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF COMMON STOCK.

     _____  FOR all nominees listed below (except as marked to the contrary below).
            Nominees:   Christopher D. Dobson
                        Nigel Wheeler
                        Richard M. Conn
                        Robert R. Anderson

     _____  WITHHOLD AUTHORITY to vote for all nominees listed above.

     TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:

     ___________________________

     ___________________________


3. TO APPROVE AN AMENDMENT TO THE COMPANY'S SEVENTH RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 11,000,000 TO 15,000,000.

            ____   FOR         ____   AGAINST       ____   ABSTAIN

4. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN FROM 1,050,000 TO 1,500,000.

            ____   FOR         ____   AGAINST       ____   ABSTAIN

5. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

            ____   FOR         ____   AGAINST       ____   ABSTAIN

6. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The board of directors recommends a vote FOR the directors listed above in proposal 1 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in proposal 1 and FOR all other proposals.

                             MARK HERE FOR ADDRESS
                             CHANGE AND NOTE BELOW

     Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                              Signature:____________________

                              Date:_________________________

                              Signature:____________________

                              Date:_________________________

                        SERIES H PREFERRED STOCK PROXY

                           TRIKON TECHNOLOGIES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 31, 2000
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF SERIES H PREFERRED STOCK, NO PAR VALUE PER SHARE ("SERIES H PREFERRED STOCK"), OF TRIKON TECHNOLOGIES, INC. IT IS NOT TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF TRIKON TECHNOLOGIES, INC. HOLDERS OF COMMON STOCK SHOULD COMPLETE THE COMMON STOCK PROXY INCLUDED IN THESE MATERIALS. HOLDERS OF COMMON STOCK AND SERIES H PREFERRED STOCK SHOULD COMPLETE THIS PROXY TO VOTE THEIR SHARES OF SERIES H PREFERRED STOCK AND THE COMMON STOCK PROXY INCLUDED IN THESE MATERIALS TO VOTE THEIR SHARES OF COMMON STOCK.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of Stockholders to be held on May 31, 2000 and the proxy statement, and appoints Christopher D. Dobson and Nigel Wheeler or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Series H Preferred Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2000 annual meeting of stockholders of Trikon to be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on May 31, 2000 at 9:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

2. TO ELECT A DIRECTOR TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED, TO BE ELECTED BY THE HOLDERS OF THE SERIES H PREFERRED STOCK:

     ______  FOR Stephen N. Wertheimer

     ______  WITHHELD AUTHORITY to vote for the nominee listed above.

6. IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS, TO ACT UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF POSTPONEMENTS THEREOF.

     The board of directors recommends a vote FOR the director listed above in proposal 2 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in proposal 2 and FOR all other proposals.

                             MARK HERE FOR ADDRESS
                             CHANGE AND NOTE BELOW

     Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

                              Signature:______________________

                              Date:___________________________

                              Signature:______________________

                              Date:___________________________